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                                                                    Exhibit 12.1

                         FLORIDA PROGRESS CORPORATION
               Computation of Ratio of Earnings to Fixed Charges
                                 (in Millions)

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
                                                                         December 31,
                                                           ------------------------------------------
                                                            1994     1995     1996     1997     1998
                                                           ------------------------------------------
EARNINGS:
Earnings from continuing operations                        $212.0   $238.9   $250.7   $ 54.3   $281.7
Add:
  Preferred dividends                                        10.1      9.7      5.8      1.5      1.5
  Income taxes                                              110.8    138.1    145.9     66.4    148.6
                                                           ------------------------------------------
Income before income taxes                                  332.9    386.7    402.4    122.2    431.8
Fixed charges                                               148.0    148.2    147.0    170.3    199.7
                                                           ------------------------------------------
  Total earnings                                           $480.9   $534.9   $549.4   $292.5   $631.5
                                                           ------------------------------------------
FIXED CHARGES:
Gross interest charges                                     $141.5   $139.4   $135.9   $158.7   $187.1
Interest component of rentals                                 6.5      8.8     11.1     11.6     12.6
                                                           ------------------------------------------
  Total fixed charges                                      $148.0   $148.2   $147.0   $170.3   $199.7
                                                           ------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES                           3.25     3.61     3.74     1.72     3.16
                                                           ==========================================
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